                                                                   EXHIBIT 4.10



                          KEYBANK NATIONAL ASSOCIATION

                                  CONFIRMATION
                                  ------------

Date:    October 28, 1996

To:      The Duriron Company, Inc.
         Greg Smith

From:    KeyBank National Association

The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between KeyBank National Association ("KeyBank") and The Duriron Company, Inc. ("Counterparty") on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Swap Agreement Specified below.

         1. The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) (the "Definitions") are incorporated into this Confirmation.

                  If you and we are parties to a Master Agreement that sets forth the general terms and conditions applicable to Swap Transactions between us (a "Swap Agreement"), this confirmation supplements, forms a part of, and is subject to, such Swap Agreement. If you and we are not yet parties to a Swap Agreement, this Confirmation will supplement, form a part of, and be subject to, a Swap Agreement upon its execution and delivery by you and us. All provisions contained or incorporated by reference in such Swap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the Definitions or the Swap Agreement, this Confirmation will govern. In addition, if a Swap Agreement has not been executed, this Confirmation will itself evidence a complete binding agreement between you and us as to the terms and conditions of the Swap Transaction to which this Confirmation relates.

                  This Confirmation will be governed by and construed in accordance with the laws of the State of Ohio, without reference to choice of law doctrine, provided that this provision will be superseded by any choice of law provision in the Swap Agreement.

         2.This Confirmation constitutes a Rate Swap Transaction under the Swap Agreement and the terms of the Rate Swap Transaction to which this Confirmation relates are as follows:

        Notional Amount:                   $25,000,000

        Trade Date:                        October 28, 1996

        Effective Date:                    December 2, 1996

The Duriron Company, Inc.
Confirmation - Page 2

       Termination Date:                 December 1, 2006

       Amortization:                     None

       Fixed Amounts:

                Fixed Rate Payer:        Counterparty

                Fixed Rate Payer
                Payment Dates:            Each March 1, June 1, September 1, and
                                          December 1 commencing with March 1,
                                          1997 through and including the
                                          Termination Date, subject to adjustment
                                          in accordance with the Modified
                                          Following Business Day Convention.

                Fixed Rate:               6.7308%

                Fixed Rate Day
                Count Fraction:           Actual/360

       Floating Amounts:

                Floating Rate Payer:      KeyBank

                Floating Rate Payer
                Payment Dates:            Each March 1, June 1, September 1, and
                                          December 1, commencing with March 1,
                                          1997 through and including the
                                          Termination Date, subject to adjustment
                                          in accordance with the Modified
                                          Following Business Day Convention.

                Floating Rate for
                initial Calculation
                Period:                   To Be Determined

                Floating Rate Option:     USD-LIBOR-BBA

                Designated Maturity:      3-month

The Duriron Company, Inc.
Confirmation - Page 3

                     Spread:                None

                     Floating Rate Day
                     Count Fraction:        Actual/360

                     Reset Dates:           The first day of each Floating Rate
                                            Payer Calculation Period

            Calculation Agent:              KeyBank National Association

            Payment Instructions:           Please Provide

Please confirm the foregoing correctly sets forth the terms of our Agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                             Very truly yours,

                                             KEYBANK NATIONAL ASSOCIATION

                                             By:  /s/ Gillian M. Doyle
                                                --------------------------

Accepted and Confirmed as
of the Trade Date:

THE DURIRON COMPANY, INC.

By:      /s/Gillian M. Doyle
   ---------------------------
         Gillian M. Doyle
         Treasurer 10/28/96